Exhibit 32.1

Certification by Principal Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended December 31, 2025 (the “Report”) of Franklin Ethereum Trust (the “Trust” or “registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, David Mann, the President and Chief Executive Officer of Franklin Holdings, LLC, Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ David Mann
David Mann*
President and Chief Executive Officer
(serving in the capacity of principal executive officer)

Date: February 17, 2026

* The Registrant is a trust and the person is signing in his capacity as an officer of Franklin Holdings, LLC, the Sponsor of the registrant.